Microfilm Number  200043-1180             Filed with the Department of State on
                  -----------             June 7, 2000
                                          ------------
Entity Number 641944
              ---------------             -------------------------------------
                                                  Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: HEALTHCARE SERVICES GROUP, INC.
                                   ---------------------------------------------

   -----------------------------------------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a) 3220 Tillman Drive, Bensalem,            PA         19020             MONTGOMERY - Suite 300
       ---------------------------------------------------------------------------------------------
       Number and Street    City               State         Zip                      County

   (b) c/o:
           -----------------------------------------------------------------------------------------
           Name of Commercial Registered Office Provider                              County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law Act of May 5, 1933, P.L. 364, as amended
                                                         -------------------------------------------
4. The date of its incorporation is: NOVEMBER 22, 1976
                                     ---------------------------------------------------------------

5. (Check, and if appropriate complete, one of the following):
     X  The amendment shall be effective upon filing these Articles of Amendment
   ---- in the Department of State.

        The amendment shall be effective on:                             at
   ----                                     ----------------------------    ------------------------
                                                        Date                          Hour
6. (Check one of the following):
        The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a)
   ---- and (b).

        The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).
   ----

7. (Check, and if appropriate complete, one of the following):
        The amendment adopted by the corporation, set forth in full, is as follows:
   ----

        --------------------------------------------------------------------------------------------

        --------------------------------------------------------------------------------------------

        --------------------------------------------------------------------------------------------

    X   The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto
   ---- and made a part hereof.

8. (Check if the amendment restates the Articles):
     X  The restated Articles of Incorporation supersede the original Articles and all amendments
   ---- thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30 day of May, 2000.
                                                       ---       ---------
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                                            HEALTHCARE SERVICES GROUP, INC.
                                            -------------------------------
                                                      (Name of Corporation)
                                            BY: Richard Hudson
                                               ----------------------------
                                                                (Signature)
                                            TITLE: Secretary
                                                  -------------------------
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                                                                      Exhibit A


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                        HEALTHCARE SERVICES GROUP, INC.

================================================================================

1. The name of the corporation is:

   HEALTHCARE SERVICES GROUP, INC.

2. The location and post office address of the registered office of the corporation is the Commonwealth is:

   2643 Huntington Pike, Huntington Valley, Pennsylvania 19006, Attn: Richard
   Hudson.

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

   The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful acts of business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1933, as awarded.

4. The term for which the corporation is to exist is: perpetual

5. The aggregate number of shares which the corporation shall have authority to issue is:

   The aggregate number of share of capital stock which the Corporation shall have authority to issue is 30,000,000 shares of common stock with a par value of $.01 per share.

6. The names(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):


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                                                      NUMBER AND CLASS
NAME                            ADDRESS               OF SHARES
----                            -------               ----------------

Thomas J. Stevens, Jr.      320 W. Street Road        One (1) share of Common
                            Warminster, PA 18974      Stock


7. The holders of shares of the Corporation's outstanding Common Stock, $.01 par value, shall be denied cumulative voting rights with respect to the shares of the Common Stock held by them but shall be entitled to one vote per share as to any and all matters brought or required to be brought for a vote by the Corporation's shareholders.